Exhibit 10.3

Amendment No. 2 to Securities Purchase Agreement

This Amendment No. 2 to Securities Purchase Agreement (this “Amendment”) is entered into as of January 23, 2024 (the “Amendment Date”) by and between AERWINS Technologies Inc., a Delaware corporation (the “Company”), and Lind Global Fund II LP, a Delaware limited partnership (the “Investor”). The Company and the Investor may be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS the Parties are all of the parties to that certain Securities Purchase Agreement, dated as of April 12, 2023 (the “Original Agreement”);

WHEREAS, the Parties amended the Original Agreement pursuant to the terms of an Amendment No. 1 to Securities Purchase Agreement dated as of July 11, 2023 (“Amendment No. 1,” together with the Original Agreement, the “Amended Original Agreement”);

WHEREAS, Events of Default have occurred under the Amended Original Agreement;

WHEREAS, Events of Default have occurred under that certain Senior Convertible Promissory Note, dated as of April 12, 2023, and that certain Senior Convertible Promissory Note dated as of May 23, 2023, each of which was amendment pursuant to an Amendment No. 1 thereto dated as of August 25, 2023 (the “Notes);

WHEREAS, contemporaneous with this Amendment each of the Notes is being amended to an Amendment No. 2 thereto, to, among other things, provide for the forbearance of the Events of Default thereunder subject to certain conditions (the “Note Amendments”);

WHEREAS, the Parties now desire to amend the Amended Original Agreement as set herein and pursuant to the provisions of Section 11.09 of the Original Agreement, the Original Agreement may be amended in writing;

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.

2.	Section 1.01(j) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(j) “Change of Control” means, with respect to the Company, on or after the Effective Date: (i) a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without prior written consent of the Investor; (ii) a change, without prior written consent of the Investor, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the Effective Date cease to be directors of the Company prior to the termination of this Agreement; (iii) other than a shareholder that holds such a position at the Effective Date, if a Person comes to have beneficial ownership, control or direction over more than thirty-three percent (33%) of the voting rights attached to any class of voting securities of the Company; or (iv) the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets, in each case, other than as a result of an issuance of Exempted Securities by the Company.

3.	Section 1.01(v) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

(v) “Exempted Securities” means (a) shares of Common Stock or options or restricted stock or other award issued to employees, independent contractors, officers or directors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and including the Pono Capital Corp. 2022 Equity Incentive Plan (as applicable, each an “Equity Plan”), not to exceed in the aggregate five percent (5%) of the issued and outstanding shares of Common Stock as of the Effective Date, (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder, other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Effective Date, provided that such securities have not been amended since the Effective Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any Equity Securities issued pursuant to the Standby Equity Purchase Agreement; provided that following the Effective Date, the Standby Equity Purchase Agreement, shall not have been amended to extend the term thereof, to reduce the purchase price payable in respect of Common Stock thereunder, or to increase the commitment amount or the amount of Shares of Common Stock thereunder and (e) any common stock or other equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become convertible or exchangeable into or exercisable for such equity securities issued by the Company in a public offering pursuant to a registration statement filed by the Company with the SEC, provided that any offering of Exempted Securities pursuant to this this Section (e) shall not be “Exempted Securities” for purposes of Section 5.4 for any Warrant issued hereunder.

4.	Article IX. Registration Rights, including, but not limited to any Registration Delay Payments is hereby deleted in its entirety.

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5.	Section 5.09 Prohibited Transactions; Equity and Indebtedness Issuances is hereby deleted in its entirety.

6.	Section 10.01 Rights Generally of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Section 10.01 Rights Generally. Subject to the terms and conditions of this Article X and applicable securities Laws and the other limitations herein, at any time prior to the closing date of the Public Offering, the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), the Company shall first offer the Investor the opportunity to purchase up to twenty percent (20%) of such New Securities. The Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate among itself and its Affiliates.

7.	Expenses. On the date of the Public Offering the Company shall pay to counsel to the Investor $17,500.00 for costs related to this Amendment and the Note Amendments.

8.	Effect of Amendment; Effect of Forbearance Termination Event. This Amendment shall form a part of the Amended Original Agreement for all purposes, and each Party shall be bound hereby and this Amendment and the Amended Original Agreement shall be read and interpreted as one combined instrument. From and after the Amendment Date, each reference in the Original Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Original Agreement shall mean and be a reference to the Amended Original Agreement as amended by this Amendment. Other than as amended herein the Amended Original Agreement shall remain in full force and effect. Upon the occurrence of a Forbearance Termination Event (as defined in the Note Amendments) (i) the Investor shall be entitled to accelerate outstanding obligations and demand payment of all amounts payable under the Amended Original Agreement and the Notes and/or to exercise any and all rights and remedies available under the Notes, under this Amendment, under the Amended Original Agreement, under any other agreement between Company and the Investor, under any security agreement or guaranty entered into in connection with the Note at law or in equity, and (ii) the amendments of Article IX, Section 5.09 and Section 10.01, shall be deemed rescinded and such provisions shall revert to their form prior to the date of this Amendment.

9.	Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of Laws or choice of Laws.

10.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Date.

COMPANY:		INVESTOR:

AERWINS TECHNOLOGIES INC.		LIND GLOBAL FUND II LP

By:	/s/ Kiran Sidhu	By:	/s/ Jeff Easton
Name:	Kiran Sidhu	Name:	Jeff Easton
Title:	Chief Executive Officer	Title:	Managing Member of Lind Global Partners II LLC, General Partner

[Signature Page of Amendment No. 1 to Securities Purchase Agreement]